UNITED STATES
SECURITIES AND EXCHANGE COMMISSION
Washington, D.C. 20549

FORM 8-A

FOR REGISTRATION OF CERTAIN CLASSES OF SECURITIES
PURSUANT TO SECTION 12(b) OR (g) OF THE
SECURITIES EXCHANGE ACT OF 1934

VIRTUALSCOPICS, INC.
(Exact name of registrant as specified in its charter)

Delaware	04-3007151
(State of incorporation or organization)	(I.R.S. Employer Identification No.)

350 Linden Oaks, Rochester, New York	14625
(Address of principal executive offices)	(Zip Code)
Securities to be registered pursuant to Section 12(b) of the Act

If this form relates to the registration of a class of securities pursuant to Section 12(b) of the Exchange Act and is effective pursuant to General Instruction A.(c), check the following box.
If this form relates to the registration of a class of securities pursuant to Section 12(g) of the Exchange Act and is effective pursuant to General Instruction A.(d), check the following box.

Securities Act registration statement file number to which this form relates: 333-120253

Securities to be registered pursuant to Section 12(b) of the Act:

Title of each class	Name of each exchange on which
to be so registered	each class is to be registered

None

Securities to be registered pursuant to Section 12(g) of the Act

Common stock, $.001 par value

(Title of class)

INFORMATION REQUIRED IN REGISTRATION STATEMENT

Item 1. Description of Registrant’s Securities to be Registered.

The holders of the Registrant’s common stock are entitled to one vote per share. The Registrant’s certificate of incorporation, as amended, does not provide for cumulative voting. The holders of the Registrant’s common stock are entitled to receive dividends, if any, as may be declared by the board of directors out of legally available funds on a pro-rata basis. The Registrant, however, has not declared or paid dividends on its common stock and the current policy of the board of directors is to retain earnings, if any, for the operation and expansion of the Registrant. Upon liquidation, dissolution or winding-up of the Registrant, the holders of common stock are entitled to share ratably in all assets of the Registrant that are legally available for distribution, after payment of or provision for all liabilities and the liquidation preference of any outstanding series A preferred stock. The holders of the Registrant’s common stock have no preemptive, subscription, redemption or conversion rights.

Discussion of the terms of the Registrant’s common stock herein is qualified entirely by reference to the certificate of incorporation, as amended, filed as exhibits hereto.

Item 2. Exhibits.

List below all exhibits filed as a part of the registration statement:

1(a)	Certificate of Incorporation dated April 21, 1988. (1)

1(b)	Certificate of Amendment dated February 2, 1989. (1)

1(c)	Certificate for Renewal and Revival of Certificate of Incorporation dated February 23, 2004. (1)

1(d)	Certificate of Amendment dated August 20, 2004. (1)

1(e)	Certificate of Amendment dated October 7, 2005. (3)

1(f)	Certificate of Amendment dated November 4, 2005. (2)

1(g)	Certificate of Designations, Powers, Preferences and Other Rights and Qualifications of Series A Convertible Preferred Stock dated November 4, 2005. (2)

2	Bylaws of VirtualScopics, Inc. dated November 3, 2004. (1)

3	Specimen Common Stock Certificate

1.	Incorporated herein by reference to the Registrant’s Registration Statement on Form SB-2 filed with the Securities and Exchange Commission on November 4, 2004 (File No.: 333-120253).

2.	Incorporated herein by reference to the Registrant’s Current Report on Form 8-K filed with the Securities and Exchange Commission on November 10, 2005 (File No.: 333-120253).

3.	Incorporated herein by reference to the Registrant’s Annual Report on Form 10-KSB filed with the Securities and Exchange Commission on March 30, 2006 (File No.: 333-120253).

SIGNATURE

Pursuant to the requirements of Section 12 of the Securities Exchange Act of 1934, the registrant has duly caused this registration statement to be signed on its behalf by the undersigned, thereto duly authorized.

VIRTUALSCOPICS, INC.

Date: May 25, 2006	By:	/s/ Robert Klimasewski
Robert Klimasewski, Chief Executive Officer

INDEX TO EXHIBITS

The following exhibits are filed as a part of this Registration Statement:

Exhibit
Number	Description of Document

1(a)	Certificate of Incorporation dated April 21, 1988. (1)

1(b)	Certificate of Amendment dated February 2, 1989. (1)

1(c)	Certificate for Renewal and Revival of Certificate of Incorporation dated February 23, 2004. (1)

1(d)	Certificate of Amendment dated August 20, 2004. (1)

1(e)	Certificate of Amendment dated October 7, 2005. (3)

1(f)	Certificate of Amendment dated November 4, 2005. (2)

1(g)	Certificate of Designations, Powers, Preferences and Other Rights and Qualifications of Series A Convertible Preferred Stock dated November 4, 2005. (2)

2	Bylaws of VirtualScopics, Inc. dated November 3, 2004. (1)

3	Specimen Common Stock Certificate

1.	Incorporated herein by reference to the Registrant’s Registration Statement on Form SB-2 filed with the Securities and Exchange Commission on November 4, 2004 (File No.: 333-120253).

2.	Incorporated herein by reference to the Registrant’s Current Report on Form 8-K filed with the Securities and Exchange Commission on November 10, 2005 (File No.: 333-120253).

3.	Incorporated herein by reference to the Registrant’s Annual Report on Form 10-KSB filed with the Securities and Exchange Commission on March 30, 2006 (File No.: 333-120253).